Exhibit 3.7

C200714500335	SOSID: 0918162 Date Filed: 5/25/2007 3:17:00 PM Elaine F. Marshall North Carolina Secretary of State 0200714500335
State of North Carolina Department of the Secretary of State

ARTICLES OF INCORPORATION

OF

WINDSTREAM MARLIN, INC.

Pursuant to §55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1. The name of the corporation is Windstream Marlin, Inc.

2. The number of shares the corporation is authorized to issue is 1,000. These shares shall be all of one class, designated as common stock.

3. The street address and county of the initial registered office of the corporation is:

225 Hillsborough Street

Raleigh, North Carolina 27603

Wake County

4. The name of the initial registered agent is C T Corporation System.

5. Principal office information: The corporation has a principal office.

    The street address and county of the principal office of the corporation is:

4001 Rodney Parham Road

Little Rock, Arkansas 72212

Pulaski County

6. Any other provisions, which the corporation elects to include, are attached.

7. The name and address of the incorporator is as follows:

Naomi Green

C T Corporation System

225 Hillsborough Street

Raleigh, North Carolina 27603

8. These articles will be effective upon filing.

This is the 25th day of May, 2007.

WINDSTREAM MARLIN, INC.

/s/ Naomi Green
Signature

Naomi Green – Incorporator
Type or Print Name and Title

Certification# 0200714500335-1 Reference# 0200714500335- Page: 1 of 1

SOS1D: 0328870
Date Filed: 8/30/2007 2:30:00 PM
Effective: 8/31/2007
Elaine F. Marshall
North Carolina Secretary of State
C200724200252

State of North Carolina

Department of the Secretary of State

ARTICLES OF MERGER

Pursuant to Section 55-11-05(a) of the General Statutes of North Carolina, the undersigned corporation does hereby submit the following Articles of Merger as the surviving business corporation in a merger between two business corporations.

1. The name of the surviving corporation is CT Communications, Inc., a North Carolina corporation.

2. The name of the merged entity is Windstream Marlin, Inc., a North Carolina corporation.

3. The text of amendments to the surviving corporation’s Articles of Incorporation provided in the Plan of Merger is attached hereto as an Exhibit.

4. The Plan of Merger has been duly approved in the manner required by law by each of the corporations participating in the merger.

5. These Articles of Merger will become effective at 10:00 a.m. on August 31, 2007.

This the 30th day of August, 2007.

CT COMMUNICATIONS, Inc.

By:	/s/ Michael R. Coltrane
Name:	Michael R. Coltrane
Title:	Chairman of the Board of Directors,
President, and Chief Executive Officer

C200724200252

Exhibit

The text of Article 2 is deleted in its entirety and replaced with the following:

“The number of shares the corporation is authorized to issue is 1,000. These shares shall be all of one class, designated as common stock.”

The text of Article 3 is deleted in its entirety and replaced with the following:

“The street address and county of the registered office of the corporation is:

225 Hillsborough Street

Raleigh, North Carolina 27603

Wake County

The text of Article 4 is deleted in its entirety and replaced with the following:

“The name of the registered agent is CT Corporation System.”

The text of Article 5 is deleted in its entirety and replaced with the following:

The corporation has a principal office, the street address and county of which is:

4001 Rodney Parham Road

Little Rock, Arkansas 72212

Pulaski County

Articles 6, 7, 8, 9, 10, 11, 12, 14, 15, 16 and 17 are deleted in their entirety.

Article 13 is re-designated as Article 6.